Exhibit 99.1

Kroger Delivers Strong First Quarter Results and Raises Full-Year 2021 Guidance

First Quarter Highlights

•	Identical Sales without fuel decreased 4.1%; two-year stack increased 14.9%

•	Digital sales grew 16%; two-year stack grew 108%

•	EPS of $0.18; Adjusted EPS of $1.19

•	Operating Profit of $805 million; Adjusted FIFO Operating Profit of $1,375 million

•	Record alternative profit business growth fueled by Retail Media and Kroger Personal Finance

•	Kroger’s Board of Directors approves new $1 billion share repurchase program

CINCINNATI, June 17, 2021 -- The Kroger Co. (NYSE: KR) today reported its first quarter 2021 results and will update investors on how Leading with Fresh and Accelerating with Digital initiatives are positioning Kroger for long-term sustainable growth.

Comments from Chairman and CEO Rodney McMullen

“Kroger is even better positioned to connect with our customers than we were prior to the pandemic as a result of our relentless focus on leading with fresh and accelerating with digital. I am incredibly proud of our amazing associates who continue to be there for our customers, communities, and each other when they need us most and who strive to deliver a full, fresh, and friendly experience to every customer, every time.

“Kroger’s strong execution delivered identical sales results in the first quarter that exceeded our original expectations. Customers are responding to the investments we have made in digital, as evidenced by our triple-digit growth in digital sales since the beginning of 2019. We were disciplined in driving costs out of the business and we achieved record growth in Kroger’s alternative profit business, demonstrating the power and attractiveness of our long-term model.

“We are raising our guidance based on the strength of our results and we remain confident in our ability to deliver consistently attractive total shareholder return.”

First Quarter Financial Results

	1Q21 ($ in millions; except EPS)	1Q20 ($ in millions; except EPS)
ID Sales* (Table 4)	(4.1)%	19.0%
EPS	$0.18	$1.52
Adjusted EPS (Table 6)	$1.19	$1.22
Operating Profit	$805	$1,326
Adjusted FIFO Operating Profit (Table 7)	$1,375	$1,453
FIFO Gross Margin Rate*	Decreased 65 basis points
OG&A Rate*	Decreased 108 basis points

*without fuel and adjustment items, if applicable

First Quarter Results versus Two Years Ago

1Q21 ($ in millions; except EPS)
ID Sales Two Year Stacked* (Table 8)	14.9%
EPS Two Year CAGR (Table 8)	(56.5)%
Adjusted EPS Two Year CAGR (Table 8)	28.6%
Operating Profit Two Year CAGR (Table 8)	(5.5)%
Adjusted FIFO Operating Profit Two Year CAGR (Table 8)	19.9%
FIFO Gross Margin Rate Compared to Q1 2019*	Decreased 21 basis points
OG&A Rate Compared to Q1 2019*	Decreased 58 basis points

*without fuel and adjustment items, if applicable

Total company sales were $41.3 billion in the first quarter, compared to $41.5 billion for the same period last year. Excluding fuel, sales decreased 4.0% compared to the same period last year.

Gross margin was 22.6% of sales for the first quarter. The FIFO gross margin rate, excluding fuel, decreased 65 basis points compared to the same period last year. This decrease was primarily related to sales deleverage, higher shrink, continued price investments, and charges related to COVID-19, partially offset by sourcing benefits and growth in Alternative Profits.

The LIFO charge for the quarter was $37 million, compared to a LIFO charge of $31 million for the same period last year.

The Operating, General & Administrative rate decreased 108 basis points, excluding fuel and adjustment items, which reflects decreased COVID-19 related costs, lower contributions to multi-employer pension plans, the execution of cost savings initiatives and decreased incentive costs, partially offset by sales deleverage.

Rent and depreciation rate, excluding fuel, increased 18 basis points due to sales deleverage.

Capital Allocation Strategy

Kroger continues to generate strong free cash flow and remains committed to investing in the business to drive long-term sustainable net earnings growth, maintaining its current investment grade debt rating, and returning excess free cash flow to shareholders via share repurchase and a growing dividend over time.

As previously disclosed, Fred Meyer and QFC and four local unions ratified an agreement for the transfer of liabilities from the Sound Retirement Trust to the UFCW Consolidated Pension Plan. Kroger will transfer $449 million in net accrued pension liabilities and prepaid escrow funds, on a pre-tax basis, to fulfill obligations for past service for associates and retirees. On an after-tax basis, $344 million will be needed to execute this transaction. The agreement will be satisfied by cash installment payments to the UFCW Consolidated Pension Plan and are expected to be paid evenly over seven years. The impact of this transaction on GAAP net earnings per diluted share was $0.45 during the quarter and is excluded from adjusted net earnings per diluted share results.

Kroger's net total debt to adjusted EBITDA ratio is 1.79, compared to 1.81 a year ago (Table 5). The company's net total debt to adjusted EBITDA ratio target range is 2.30 to 2.50.

Kroger also announced today that the company's Board of Directors has approved a $1 billion share repurchase program; the previous authorization expired last week.

2021 Guidance

Comments from CFO Gary Millerchip

“Based on the momentum within our business, we are raising our full year guidance. We now expect our two-year identical sales stack to be in the range of 10.1% to 11.6%. We expect our adjusted net earnings per diluted share to be in the range of $2.95 to $3.10.

“Our new, $1 billion share buyback program reinforces our Board of Directors and management’s confidence in our ability to generate strong free cash flow and is consistent with our commitment to deliver strong and sustainable total shareholder returns of 8-11%.”

Full Year 2021 Guidance

	IDs (%)	EPS ($)	Operating Profit ($B)	Tax Rate**	Cap Ex ($B)	Free Cash Flow ($B)****
Adjusted*	(4.0%) - (2.5%)	$2.95 - $3.10	$3.5 - $3.7	23%	$3.4 - $3.6	$1.8 - $2.0
2-Year Basis***	10.1% - 11.6% (Stack)	16% - 19% (CAGR)	8.5% - 10.8% (CAGR)			$3.0 - $3.1 (Average)

* Without adjusted items, if applicable; Identical sales is without fuel; Operating profit represents FIFO Operating Profit. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2021 guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on 2021 GAAP financial results.

** This rate reflects typical tax adjustments and does not reflect changes to the rate from the completion of income tax audit examinations or changes in tax laws, which cannot be predicted.

*** Identical sales, without fuel, guidance for 2-year basis represents the sum of actual 2020 identical sales percentage and 2021 identical sales rate guidance. The 2-year basis guidance items denoted with CAGR represent the compounded annual growth rate utilizing 2019 as the base year. Average free cash flow is the average of actual 2020 free cash flow and 2021 guidance.

**** 2021 free cash flow guidance includes a $300M payment of deferred payroll taxes. This excludes planned payments related to the restructuring of multi-employer pension plans.

First Quarter 2021 Highlights

Leading with Fresh

•	Our Brands launched 253 new items during the quarter, including seasonal fresh produce and products to elevate summer cooking

•	Announced expansion of partnership with 80 Acres Farms to 316 stores reaching more shoppers in the Midwest – both in store and online

•	Announced Go Fresh & Local Supplier Accelerator, providing Kroger with the opportunity to discover more local and regional suppliers to partner with to advance freshness, quality, and Fresh for Everyone commitment

•	Launched a digital farmers market pilot, creating an e-commerce marketplace that connects local farmers and businesses to customers seeking fresh and delicious products

Accelerating with Digital

•	Opened first two Kroger Delivery facilities powered by Ocado in Monroe, Ohio and Groveland, Florida, a new geography

•	Expanded to 2,233 Pickup locations and 2,488 Delivery locations, covering 98% of Kroger households

•	Increased capacity for Pickup by 15% with focus on adding high-demand time slots

•	Named “Retail Innovator of the Year” during the Path to Purchase Institute’s first Industry Innovator Awards

•	Announced Kroger Drone Delivery pilot with partner Drone Express, reinforcing the importance of flexibility and immediacy to customers

Associate Experience

•	On track to increase Kroger Family of Companies’ average hourly wage to $16 an hour and with comprehensive benefits, will be approaching $21 by the end of 2021

•	Reached agreement with four local unions to restructure the Sound Retirement Trust and improve security and stability of future pension benefits for more than 10,600 Kroger Family of Companies associates

•	Continued to encourage associates to get the COVID-19 vaccine, offering a one-time $100 incentive

•	On June 10, held first nationwide hybrid hiring event, featuring virtual and in-store interviews, driving a 37% applicant flow increase

•	Since inception, 6,314 associates have taken advantage of Kroger’s best-in-class education assistance program, 84% of whom are hourly

•	Observed Mental Health Awareness Month by elevating the mental health discussion internally through a variety of communications, resources, and live webinars

•	Published LGBTQ+ and Asian American Pacific Islander allyship guides as part of Framework for Action: Diversity, Equity & Inclusion plan and to uplift customers and associates across the Kroger Family of Companies

•	47 female associates were chosen from across the Kroger enterprise by Progressive Grocer to represent the Top Women in Grocery across three categories including, Senior-Level Executives, Rising Stars and Store Leaders

•	Announced a donation of $1 million to seed the Roundy’s Oconomowoc Distribution Center Victims and Survivor’s Fund and a donation of $1 million to the Colorado Healing Fund to support the needs of victims, families, survivors and the community affected by the recent Boulder, CO supermarket tragedy, from The Kroger Co. Foundation

Live Our Purpose

•	Providing the chance to win one of five $1 million checks or one of 50 groceries-for-a-year prizes through the Community Immunity Giveaway to help support the Biden Administration’s goal to have 70% of U.S. adults vaccinated by July 4

•	Kroger Health administered more than 5 million COVID-19 vaccines to date, including customers and associates

•	2020 Zero Hunger | Zero Waste directed $213 million of $301 million in total charitable giving to help end hunger in communities, and a record one-year total of 640 million meals to people across the country while achieving 81% waste diversion from landfills company-wide

•	Zero Hunger | Zero Waste Foundation announced the second cohort of its Innovation Fund, selecting 10 startups to receive a combined $2.5M in funding to launch innovative new consumer products made with surplus food or food byproducts and technologies to advance the upcycled food industry

•	Purchased $4.1 billion from diverse suppliers during 2020, an increase of 21% versus a year ago and advancement of commitment to reach $10 billion in diverse supplier spend by 2030

•	Supported disaster response to uplift communities affected by the Texas winter storm by providing aid, including issuing $270,000 in Helping Hands Fund emergency grants to more than 500 associates, partnering with the City of Dallas and City of Houston, and supplying drinkable water to local communities and not-for-profit organizations

•	Launched free and downloadable Small Business Resource Guide to encourage supplier diversity as part of Framework for Action: Diversity, Equity & Inclusion plan

About Kroger

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: to Feed the Human Spirit™. We are, across our family of companies nearly half a million associates who serve over nine million customers daily through a seamless digital shopping experience and 2,800 retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Kroger's first quarter 2021 ended on May 22, 2021.

Note: Fuel sales have historically had a low gross margin rate and operating expense rate as compared to corresponding rates on non-fuel sales. As a result, Kroger discusses the changes in these rates excluding the effect of fuel.

Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measure and related disclosure.

This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “achieve,” “believe,” “contemplates,” “continue,” “deliver,” “expect,” “future,” “guidance,” “strategy,” “target,” “trends,” and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: COVID-19 pandemic related factors, risks and challenges, including among others, the length of time that the pandemic continues, new variants of the virus, the effect of the easing of restrictions, lack of access to vaccines for certain populations and the extent of vaccine aversion, the potential for future spikes in infection and illness rates and the corresponding potential for disruptions in workforce availability and customer shopping patterns, re-imposed restrictions in the event of resurgence, and interruptions in the global supply chain or capacity constraints; the pace of recovery when the pandemic subsides; labor negotiations or disputes; changes in the unemployment rate; pressures in the labor market; changes in government-funded benefit programs and the extent and effectiveness of any COVID-19 stimulus packages; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities; changes in tariffs; the effect that fuel costs have on consumer spending; volatility of fuel margins; manufacturing commodity costs; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events, including the coronavirus; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute our growth strategy and value creation model, including continued cost savings, growth of our alternative profit businesses, and widening and deepening our strategic moats of fresh, our brands, personalization, and seamless; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

Kroger's effective tax rate may differ from the expected rate due to changes in tax laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will broadcast live at 10 a.m. (ET) on June 17, 2021 at ir.kroger.com. An on-demand replay of the webcast will be available at approximately 1 p.m. (ET) on Thursday, June 17, 2021.

1st Quarter 2021 Tables Include:

1.	Consolidated Statements of Operations

2.	Consolidated Balance Sheets

3.	Consolidated Statements of Cash Flows

4.	Supplemental Sales Information

5.	Reconciliation of Net Total Debt and Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA

6.	Net Earnings Per Diluted Share Excluding the Adjustment Items

7.	Operating Profit Excluding the Adjustment Items

8.	Two-Year Financial Results

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Contacts: Media: Kristal Howard (513) 762-1304; Investors: Rebekah Manis (513) 762-4969

Table 1.
THE KROGER CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	FIRST QUARTER
	2021		2020
SALES	$41,298	100.0%	$41,549	100.0%

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING,
WAREHOUSING AND TRANSPORTATION (a),
AND LIFO CHARGE (b)	31,947	77.4	31,454	75.7
OPERATING, GENERAL AND ADMINISTRATIVE (a)	7,424	18.0	7,671	18.5
RENT	261	0.6	273	0.7
DEPRECIATION AND AMORTIZATION	861	2.1	825	2.0

OPERATING PROFIT	805	2.0	1,326	3.2

OTHER INCOME (EXPENSE)
INTEREST EXPENSE	(165)	(0.4)	(174)	(0.4)
NON-SERVICE COMPONENT OF COMPANY-SPONSORED PENSION PLAN COSTS	18	-	11	-
(LOSS) GAIN ON INVESTMENTS	(479)	(1.2)	422	1.0

NET EARNINGS BEFORE INCOME TAX EXPENSE	179	0.4	1,585	3.8

INCOME TAX EXPENSE	36	0.1	373	0.9

NET EARNINGS INCLUDING NONCONTROLLING INTERESTS	143	0.4	1,212	2.9

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	-	-	-

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$140	0.3%	$1,212	2.9%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.18		$1.53

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	752		780

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.18		$1.52

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	760		788

DIVIDENDS DECLARED PER COMMON SHARE	$0.18		$0.16

Note:	Certain percentages may not sum due to rounding.

Note:	The Company defines First-In First-Out (FIFO) gross profit as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.

The Company defines FIFO gross margin as FIFO gross profit divided by sales.

The Company defines FIFO operating profit as operating profit excluding the LIFO charge.

The Company defines FIFO operating margin as FIFO operating profit divided by sales.

The above FIFO financial metrics are important measures used by management to evaluate operational effectiveness. Management believes these FIFO financial metrics are useful to investors and analysts because they measure our day-to-day operational effectiveness.

(a)	Merchandise costs ("COGS") and operating, general and administrative expenses ("OG&A") exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)	LIFO charges of $37 and $31 were recorded in the first quarters of 2021 and 2020, respectively.

Table 2.
THE KROGER CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	May 22,	May 23,
	2021	2020
ASSETS
Current Assets
Cash	$360	$425
Temporary cash investments	1,949	2,301
Store deposits in-transit	1,011	1,142
Receivables	1,936	1,552
Inventories	6,767	6,297
Prepaid and other current assets	522	458

Total current assets	12,545	12,175

Property, plant and equipment, net	23,057	21,790
Operating lease assets	6,663	6,831
Intangibles, net	978	1,044
Goodwill	3,076	3,076
Other assets	2,492	2,026

Total Assets	$48,811	$46,942

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities
Current portion of long-term debt including obligations
under finance leases	$1,150	$1,095
Current portion of operating lease liabilities	644	669
Trade accounts payable	7,015	7,132
Accrued salaries and wages	1,165	1,302
Other current liabilities	5,236	4,473

Total current liabilities	15,210	14,671

Long-term debt including obligations under finance leases	12,974	12,376
Noncurrent operating lease liabilities	6,385	6,503
Deferred income taxes	1,541	1,532
Pension and postretirement benefit obligations	507	591
Other long-term liabilities	2,965	1,941

Total Liabilities	39,582	37,614

Shareowners' equity	9,229	9,328

Total Liabilities and Shareowners' Equity	$48,811	$46,942

Total common shares outstanding at end of period	748	778
Total diluted shares year-to-date	760	788

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$143	$1,212
Adjustments to reconcile net earnings including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	861	825
Operating lease asset amortization	191	193
LIFO charge	37	31
Stock-based employee compensation	56	63
Company-sponsored pension plans	(14)	(5)
Deferred income taxes	(2)	76
Loss (gain) on the sale of assets	9	(12)
Loss (gain) on investments	479	(422)
Other	100	108
Changes in operating assets and liabilities, net
of effects from mergers and disposals of businesses:
Store deposits in-transit	84	37
Receivables	14	90
Inventories	205	756
Prepaid and other current assets	369	63
Trade accounts payable	341	783
Accrued expenses	(548)	167
Income taxes receivable and payable	(175)	276
Operating lease liabilities	(214)	(141)
Other	320	145

Net cash provided by operating activities	2,256	4,245

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for property and equipment, including payments for lease buyouts	(820)	(698)
Proceeds from sale of assets	7	35
Other	(40)	(26)

Net cash used by investing activities	(853)	(689)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	504
Payments on long-term debt including obligations under finance leases	(328)	(14)
Net payments on commercial paper	-	(1,150)
Dividends paid	(138)	(128)
Proceeds from issuance of capital stock	31	57
Treasury stock purchases	(402)	(422)
Proceeds from financing arrangement	166	-
Other	(110)	(76)

Net cash used by financing activities	(781)	(1,229)

NET INCREASE IN CASH AND TEMPORARY
CASH INVESTMENTS	622	2,327

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	1,687	399
END OF PERIOD	$2,309	$2,726

Reconciliation of capital investments:
Payments for property and equipment, including payments for lease buyouts	$(820)	$(698)
Payments for lease buyouts	-	5
Changes in construction-in-progress payables	154	(62)
Total capital investments, excluding lease buyouts	$(666)	$(755)

Disclosure of cash flow information:
Cash paid during the year for interest	$185	$188
Cash paid during the year for income taxes	$205	$18

Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical sales is an industry-specific measure and it is important to review it in conjunction with Kroger's financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical sales differently than Kroger does, limiting the comparability of the measure.

IDENTICAL SALES (a)

	FIRST QUARTER
	2021	2020
EXCLUDING FUEL	$36,608	$38,186

EXCLUDING FUEL	(4.1)%	19.0%

(a)	Kroger defines identical sales, excluding fuel, as sales to retail customers, including sales from all departments at identical supermarket locations, Kroger Specialty Pharmacy businesses, jewelry and ship-to-home solutions. Kroger defines a supermarket as identical when it has been in operation without expansion or relocation for five full quarters.

Table 5.  Reconciliation of Net Total Debt and

Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA

(in millions, except for ratio)

(unaudited)

The items identified below should not be considered an alternative to any GAAP measure of performance or access to liquidity.  Net total debt to adjusted EBITDA is an important measure used by management to evaluate the Company's access to liquidity.  The items below should be reviewed in conjunction with Kroger's financial results reported in accordance with GAAP.

The following table provides a reconciliation of net total debt.

	May 22,	May 23,
	2021	2020	Change
Current portion of long-term debt including obligations
under finance leases	$1,150	$1,095	$55
Long-term debt including obligations under finance leases	12,974	12,376	598

Total debt	14,124	13,471	653

Less: Temporary cash investments	1,949	2,301	(352)

Net total debt	$12,175	$11,170	$1,005

The following table provides a reconciliation from net earnings attributable to The Kroger Co. to adjusted EBITDA, as defined in the Company's credit agreement, on a rolling four quarter basis.

	Rolling Four Quarters Ended
	May 22,	May 23,
	2021	2020
Net earnings attributable to The Kroger Co.	$1,513	$2,099
LIFO (credit) charge	(1)	121
Depreciation and amortization	2,783	2,695
Interest expense	535	580
Income tax expense	445	616
Adjustment for pension plan withdrawal liabilities	1,437	76
Adjustment for gain on investments	(204)	(473)
Adjustment for Home Chef contingent consideration	172	15
Adjustment for severance charge and related benefits	-	80
Adjustment for deconsolidation and impairment of Lucky's Market
attributable to The Kroger Co. (a)	-	305
Adjustment for transformation costs (b)	117	90
Other	(6)	(21)

Adjusted EBITDA	$6,791	$6,183

Net total debt to adjusted EBITDA ratio	1.79	1.81

(a)	The adjustment for impairment of Lucky's Market attributable to The Kroger Co. excludes a $107 net loss attributable to the minority interest of Lucky's Market.

(b)	Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items
(in millions, except per share amounts)
(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on net earnings per diluted common share for certain items described below. Adjusted net earnings and adjusted net earnings per diluted share are useful metrics to investors and analysts because they present more accurately year-over-year comparisons for net earnings and net earnings per diluted share because adjusted items are not the result of normal operations. Items identified in this table should not be considered alternatives to net earnings attributable to The Kroger Co. or any other GAAP measure of performance. These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	FIRST QUARTER
	2021	2020
NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$140	$1,212

ADJUSTMENT FOR PENSION PLAN WITHDRAWAL LIABILITIES (a)(b)	344	-
ADJUSTMENT FOR LOSS (GAIN) ON INVESTMENTS (a)(c)	367	(312)
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (a)(d)	33	44
ADJUSTMENT FOR TRANSFORMATION COSTS (a)(e)	34	28

2021 AND 2020 ADJUSTMENT ITEMS	778	(240)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$918	$972

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.18	$1.52

ADJUSTMENT FOR PENSION PLAN WITHDRAWAL LIABILITIES (f)	0.45	-
ADJUSTMENT FOR LOSS (GAIN) ON INVESTMENTS (f)	0.48	(0.40)
ADJUSTMENT FOR HOME CHEF CONTINGENT CONSIDERATION (f)	0.04	0.06
ADJUSTMENT FOR TRANSFORMATION COSTS (f)	0.04	0.04

2021 AND 2020 ADJUSTMENT ITEMS	1.01	(0.30)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE EXCLUDING THE ADJUSTMENT ITEMS ABOVE	$1.19	$1.22

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	760	788

Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items (continued)
(in millions, except per share amounts)
(unaudited)

(a)	The amounts presented represent the after-tax effect of each adjustment.

(b)	The pre-tax adjustment to OG&A expenses for pension plan withdrawal liabilities was $449.

(c)	The pre-tax adjustments for (gain) loss on investments were $479 and ($422) in the first quarters of 2021 and 2020, respectively.

(d)	The pre-tax adjustments to OG&A expenses for Home Chef contingent consideration were $43 and $60 in the first quarters of 2021 and 2020, respectively.

(e)	The pre-tax adjustment to OG&A expenses for transformation costs was $44 and $38 in the first quarters of 2021 and 2020, respectively. Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

(f)	The amounts presented represent the net earnings (loss) per diluted common share effect of each adjustment.

Note:	2021 First Quarter Adjustment Items include adjustments for pension plan withdrawal liabilities, loss on investments, Home Chef contingent consideration adjustment and strategic transformation costs.

2020 First Quarter Adjustment Items include adjustments for the gain on investments, Home Chef contingent consideration adjustment and strategic transformation costs.

Table 7. Operating Profit Excluding the Adjustment Items
(in millions)
(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on operating profit for certain items described below. Adjusted FIFO operating profit is a useful metric to investors and analysts because it presents more accurately year-over year comparisons for operating profit because adjusted items are not the result of normal operations. Items identified in this table should not be considered alternatives to operating profit or any other GAAP measure of performance. These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	FIRST QUARTER
	2021	2020
Operating profit	$805	$1,326
LIFO charge	37	31

FIFO Operating profit	842	1,357

Adjustment for pension plan withdrawal liabilities	449	-
Adjustment for Home Chef contingent consideration	43	60
Adjustment for transformation costs (a)	44	38
Other	(3)	(2)

2021 and 2020 Adjustment items	533	96

Adjusted FIFO operating profit excluding the adjustment items above	$1,375	$1,453

(a)	Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

Table 8. Two-Year Financial Results
(in millions, except per share amounts) (unaudited)

The purpose of this table is to better illustrate comparable two-year growth from our ongoing business for the current year for identical sales without fuel, adjusted operating profit and adjusted net earnings per diluted share, due to the significant fluctuations that occurred during 2020 as a result of the COVID-19 pandemic. Two-year financial results for identical sales without fuel, adjusted operating profit and adjusted net earnings per diluted share are useful metrics to investors and analysts because it presents more accurate comparisons of results and trends over a longer period of time to demonstrate the effect of COVID-19 on our results. Items identified in these tables should not be considered alternatives to any other GAAP measure of performance. These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

IDENTICAL SALES TWO-YEAR STACKED

	2021		2020
	FIRST QUARTER		FIRST QUARTER
	2021	2020	2020	2019
Excluding Fuel	$36,608	$38,186	$38,137	$32,046

Excluding Fuel	(4.1)%		19.0%

Two-year identical sales stacked	14.9%

OPERATING PROFIT EXCLUDING THE ADJUSTMENT ITEMS TWO-YEAR CAGR*

	FIRST QUARTER
	2021	2019
Operating profit	$805	$901
LIFO charge	37	15

FIFO Operating profit	842	916

Adjustment for pension plan withdrawal liabilities	449	59
Adjustment for Home Chef contingent consideration	43	(24)
Adjustment for transformation costs (a)	44	-
Other	(3)	6

2021 and 2019 Adjustment items	533	41

Adjusted FIFO operating profit
excluding the adjustment items above	$1,375	$957

Two-year operating profit CAGR*	(5.5)%

Two-year adjusted FIFO operating profit
excluding the adjustment items above CAGR*	19.9%

(a)	Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

*	CAGR represents the compounded annual growth rate.

Table 8. Two-Year Financial Results (continued)
(in millions, except per share amounts)
(unaudited)

NET EARNINGS PER DILUTED SHARE EXCLUDING THE ADJUSTMENT ITEMS TWO-YEAR CAGR*

	FIRST QUARTER
	2021	2019
Net earnings attributable to the Kroger Co.	$140	$772

Adjustment for pension plan withdrawal liabilities (a)(b)	344	44
Adjustment for gain on sale of Turkey Hill Dairy (a)(c)	-	(80)
Adjustment for gain on sale of You Technology (a)(d)	-	(52)
Adjustment for loss (gain) on investments (a)(e)	367	(80)
Adjustment for Home Chef contingent consideration (a)(f)	33	(18)
Adjustment for transformation costs (a)(g)	34	-

2021 and 2019 adjustment items	778	(186)

Net earnings attributable to the Kroger Co. Excluding the adjustment items above	$918	$586

Net earnings attributable to the Kroger Co. Per diluted common share	$0.18	$0.95

Adjustment for pension plan withdrawal liabilities (h)	0.45	0.05
Adjustment for gain on sale of Turkey Hill Dairy (h)	-	(0.10)
Adjustment for gain on sale of You Technology (h)	-	(0.06)
Adjustment for loss (gain) on investments (h)	0.48	(0.10)
Adjustment for Home Chef contingent consideration (h)	0.04	(0.02)
Adjustment for transformation costs (h)	0.04	-

2021 and 2019 adjustment items	1.01	(0.23)

Net earnings attributable to the Kroger Co. per Diluted common share excluding the adjustment items above	$1.19	$0.72

Average number of common shares used in Diluted calculation	760	805

Two-year net earnings attributable to the Kroger Co. per Diluted common share CAGR*	(56.5)%

Two-year net earnings attributable to the Kroger Co. per Diluted common share excluding the adjustment items above CAGR*	28.6%

*	CAGR represents the compounded annual growth rate.

(a)	The amounts presented represent the after-tax effect of each adjustment.

(b)	The pre-tax adjustments to OG&A expenses for pension plan withdrawal liabilities were $449 and $59 in the first quarters of 2021 and 2019, respectively.

(c)	The pre-tax adjustment for gain on sale of Turkey Hill Dairy was ($106).

(d)	The pre-tax adjustment for gain on sale of You Technology was ($70).

(e)	The pre-tax adjustments for (gain) loss on investments were $479 and ($106) in the first quarters of 2021 and 2019, respectively.

(f)	The pre-tax adjustments to OG&A expenses for Home Chef contingent consideration were $43 and ($24) in the first quarters of 2021 and 2019, respectively.

(g)	The pre-tax adjustment to OG&A expenses for transformation costs was $44. Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

(h)	The amounts presented represent the net earnings (loss) per diluted common share effect of each adjustment.

Note:	2021 First Quarter Adjustment Items include adjustments for pension plan withdrawal liabilities, loss on investments, Home Chef contingent consideration adjustment and strategic transformation costs.

2019 First Quarter Adjustment Items include adjustments for pension plan withdrawal liabilities, the gain on sale of Turkey Hill Dairy, the gain on sale of You Technology, gain on investments and Home Chef contingent consideration adjustment.